UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 29, 2019
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TRI Pointe Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	1-35796	61-1763235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19540 Jamboree Road, Suite 300, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 438-1400
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
Second Amended and Restated Credit Agreement
On March 29, 2019, TRI Pointe Group, Inc. (the “Company”) entered into a Second Amended and Restated Credit Agreement (the “Credit Agreement”) with U.S. Bank National Association (“U.S. Bank”) and certain lenders, which amends and restates the Company’s Amended and Restated Credit Agreement, dated as of July 7, 2015. U.S. Bank will serve as the administrative agent under the Credit Agreement and is a lender thereunder.
The Credit Agreement consists of a $600 million revolving credit facility (the “Revolving Facility”) and a $250 million term loan facility (the “Term Facility” and together with the Revolving Facility, the “Facility”). The Company may increase the Facility to not more than $1 billion in the aggregate, at its request, upon satisfaction of specified conditions. The Revolving Facility and Term Facility mature on March 29, 2023. The Revolving Facility contains a sublimit of $75 million for letters of credit. Borrowings under the Revolving Facility will be governed by, among other things, a borrowing base.
The Credit Agreement contains customary affirmative and negative covenants, including financial covenants relating to consolidated tangible net worth, leverage, liquidity or interest coverage, and a spec unit inventory test. The Credit Agreement also requires that at least 97.0% of consolidated tangible net worth must be attributable to the Company and its guarantor subsidiaries, subject to certain grace periods. Interest rates on borrowings under the Revolving Facility will be based on either a Eurocurrency rate or a base rate, in either case, plus a spread ranging from 1.25% to 2.00%, depending on the Company’s leverage ratio, and interest rates on borrowings under the Term Facility will be based on either a daily Eurocurrency base rate or a Eurocurrency rate, in either case, plus a spread ranging from 1.10% to 1.85%, depending on the Company’s leverage ratio.
The Credit Agreement contains customary events of default, subject to cure periods in certain circumstances, that would result in the termination of the commitments and permit the lenders to accelerate payment on outstanding borrowings and require cash collateralization of letters of credit. These events of default include nonpayment of principal, interest and fees or other amounts; violation of covenants; inaccuracy of representations and warranties; cross default to certain other indebtedness; unpaid judgments; change in control; and certain bankruptcy and other insolvency events.
The obligations under the Credit Agreement are guaranteed by all of the Company’s significant homebuilding subsidiaries. Borrowings under the Credit Agreement may be used for general corporate purposes, including permitted acquisitions.
Second Amendment to Tax Sharing Agreement
On March 29, 2019, the Company, TRI Pointe Homes, Inc., a Delaware corporation (“TRI Pointe Homes”), TRI Pointe Holdings, Inc., a Washington corporation (“Holdings”), and Weyerhaeuser Company, a Washington corporation (“Weyerhaeuser”), entered into an amendment (the “Tax Sharing Amendment”) to that certain Tax Sharing Agreement, dated as of July 7, 2014, by and among the Company, TRI Pointe Homes, Holdings and Weyerhaeuser, which TRI Pointe Homes, Holdings and Weyerhaeuser originally entered into in connection with the Company’s acquisition of Weyerhaeuser Real Estate Company (the “WRECO transaction”). Pursuant to the Tax Sharing Amendment, the parties agreed, among other things, that the Company and its subsidiaries have no further obligation to remit payment to Weyerhaeuser NR Company, a Washington corporation and a wholly owned subsidiary of Weyerhaeuser, in connection with any potential utilization by the Company or any of its subsidiaries of certain deductions or losses associated with certain Weyerhaeuser entities with respect to federal and state taxes. In connection with the execution of the foregoing, the Company, TRI Pointe Homes, Holdings and Weyerhaeuser agreed to a release and waiver of claims with respect to certain matters related to the WRECO transaction.
The foregoing descriptions of the Credit Agreement and the Tax Sharing Amendment are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure set forth under “Second Amended and Restated Credit Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description of Document
10.1	Second Amended and Restated Credit Agreement, dated as of March 29, 2019, among TRI Pointe Group, Inc., U.S. Bank National Association and the lenders party thereto
10.2	Second Amendment to Tax Sharing Agreement, dated as of March 29, 2019, among TRI Pointe Group, Inc., TRI Pointe Homes, Inc., TRI Pointe Holdings, Inc. and Weyerhaeuser Company

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI Pointe Group, Inc.

Date: April 4, 2019	By:	/s/ Michael D. Grubbs
Michael D. Grubbs, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Document
10.1	Second Amended and Restated Credit Agreement, dated as of March 29, 2019, among TRI Pointe Group, Inc., U.S. Bank National Association, and the lenders party thereto
10.2	Second Amendment to Tax Sharing Agreement, dated as of March 29, 2019, among TRI Pointe Group, Inc., TRI Pointe Homes, Inc., TRI Pointe Holdings, Inc. and Weyerhaeuser Company